Exhibit 32.2

Certification of the Principal Financial Officer

Pursuant to 18 U.S.C. 1350

(Section 906 of the Sarbanes-Oxley Act of 2002)

I, Richard T. Marabito, Chief Financial Officer of Olympic Steel, Inc. (the “Company”), certify that to the best of my knowledge, based upon a review of the Quarterly Report on Form 10-Q for the period ended March 31, 2005, of the Company (the “Report”):

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Richard T. Marabito

Richard T. Marabito Olympic Steel, Inc. Chief Financial Officer

May 9, 2005